UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 2, 2007, New Century Financial Corporation (the "Company") filed a Form 12b-25 (the "Form 12b-25") with the United States Securities and Exchange Commission to report that it was unable to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 without unreasonable effort and expense.

The narrative portions of the Form 12b-25, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, are incorporated herein by reference.

The information in this item and Exhibit 99.1 shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of 7:00 p.m. Eastern Standard Time on March 7, 2007, David Einhorn resigned from the Company’s Board of Directors. Mr. Einhorn was initially appointed as a director of the Company, effective March 31, 2006, pursuant to the agreement dated March 14, 2006 (the "Greenlight Agreement") between the Company, on the one hand, and Mr. Einhorn and the stockholder group led by Greenlight Capital, Inc. (collectively, the "Greenlight Parties"), on the other hand. Upon Mr. Einhorn’s resignation from the Company’s Board of Directors, pursuant to the terms of the Greenlight Agreement, certain "standstill" obligations of the Greenlight Parties expired. The description of the Greenlight Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the Greenlight Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 15, 2006.

Item 8.01 Other Events.

Production and Financing Update

One of the Company’s lenders has extended to the Company $265 million in financing secured by the Company’s REIT mortgage loan portfolio and certain residual assets. The net proceeds from the financing will be used to refinance and/or satisfy some of the Company’s existing obligations. This lender has also provided financing to the Company to refinance the remaining balance of approximately $710 million in mortgage loans currently financed through another lending facility. This refinancing was undertaken in response to that lender’s notice to the Company exercising its rights to effect a repurchase by the Company of the loans and other assets it had financed for the Company.

Furthermore, the Company is in discussions with lenders and other third parties regarding a refinancing and other alternatives to obtain additional liquidity. No assurance can be given that any of these discussions will be successful.

The Company has not yet obtained waivers of the net income covenant from its remaining five financing arrangements since filing the Form 12b-25 on March 2, 2007. In addition, the Company has received an aggregate of approximately $150 million of margin calls, approximately $80 million of which has been satisfied. The Company has approximately $70 million in outstanding margin calls from five lenders.

The Company has only been able to fund a portion of its loans this week. In addition, its capacity to fund new originations is substantially limited due to its lenders’ restrictions or refusals to allow the Company to access their financing arrangements. The Company has been in frequent discussions with its lenders to identify ways to address their concerns in order to allow a greater funding volume in the near term. However, there can be no assurance that these efforts will succeed.

As a result of the Company’s current constrained funding capacity, the Company has elected to cease accepting loan applications from prospective borrowers effective immediately while the Company seeks to obtain additional funding capacity. The Company expects to resume accepting applications as soon as practicable, however, there can be no assurance that the Company will be able to resume accepting applications.

Safe Harbor Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: (i) the Company’s intention to use the net proceeds from the financing to refinance and/or satisfy some of the Company’s existing obligations; (ii) the Company’s intention to use the financing obtained from one of its lenders to refinance the remaining balance of approximately $710 million in mortgage loans currently financed through another lending facility; (iii) the Company’s intention to seek to obtain additional funding capacity; and (iv) the Company’s expectation that it will resume accepting mortgage loan applications as soon as practicable. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: (i) the outcome of the Company’s discussions with its lenders and other third parties to recapitalize its operations and/or obtain alternative funding sources; (ii) the Company’s ability to obtain waivers of the net income covenant from its remaining five financing arrangements; (iii) the condition of the U.S. economy and financial system and the non-prime mortgage industry; (iv) the interest rate environment; (v) the effect of increasing competition in the Company’s sector; (vi) the condition of the markets for whole loans and mortgage-backed securities; (vii) the stability of residential property values; (viii) the Company’s ability to comply with the requirements applicable to REITs; (ix) the impact of potential enforcement actions by federal or state regulators; (x) the Company’s ability to grow its loan portfolio and the performance of the loans in the Company’s loan portfolio; (xi) the Company’s ability to continue to maintain low loan acquisition costs; (xii) the potential effect of new state or federal laws and regulations; (xiii) the Company’s ability to maintain adequate financing arrangements to finance its business; (xiv) the outcome of litigation or regulatory actions pending against the Company; (xv) the Company’s ability to adequately hedge its residual values, cash flows and fair values; (xvi) the accuracy of the assumptions regarding the volume of loan repurchase requests and the Company’s repurchase allowance and residual valuations, prepayment speeds and loan loss allowance; (xvii) the assumptions underlying the Company’s risk management practices; (xviii) the ability of the servicing platform to maintain high performance standards; (xix) the execution of its forward loan sales commitments; and (xx) other events and factors beyond the Company’s control. Additional information on these and other factors is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other periodic filings of the Company with the Securities and Exchange Commission. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Narrative portions of Form 12b-25 filed by New Century Financial Corporation on March 2, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

March 8, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Narrative portions of Form 12b-25 filed by New Century Financial Corporation on March 2, 2007.